EXHIBIT 1.2

UnitedHealth Group Incorporated

Debt Securities

Pricing Agreement

June 17, 2025

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated June 17, 2025 (the “Agreement”), between the Company, on the one hand, and BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 4:00 p.m. (Eastern Time) on June 17, 2025 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated June 17, 2025 (including the Base Prospectus dated March 3, 2023) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Marilyn Hirsch
	Name:	Marilyn Hirsch
	Title:	Senior Vice President, Treasurer and Chief Investment Officer

[Signature Page to Pricing Agreement]

BOFA SECURITIES, INC.

By:	/s/ Douglas Muller
	Name:	Douglas Muller
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
	Name:	James Gutow
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Managing Director

As Representatives of the several Underwriters named in Schedule I hereto

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2028 Notes	Principal Amount of 2031 Notes	Principal Amount of 2035 Notes	Principal Amount of 2055 Notes
BofA Securities, Inc.	$125,000,000	$187,500,000	$250,000,000	$187,500,000
Barclays Capital Inc.	$125,000,000	$187,500,000	$250,000,000	$187,500,000
Citigroup Global Markets Inc.	$125,000,000	$187,500,000	$250,000,000	$187,500,000
J.P. Morgan Securities LLC	$125,000,000	$187,500,000	$250,000,000	$187,500,000

Total	$500,000,000	$750,000,000	$1,000,000,000	$750,000,000

SCHEDULE II

Title of Designated Securities:
4.400% Notes Due June 15, 2028 (the “2028 Notes”)

4.650% Notes Due January 15, 2031 (the “2031 Notes”)

5.300% Notes Due June 15, 2035 (the “2035 Notes”)

5.950% Notes Due June 15, 2055 (the “2055 Notes”)

Aggregate principal amount:

$ 500,000,000 for the 2028 Notes

$ 750,000,000 for the 2031 Notes

$ 1,000,000,000 for the 2035 Notes

$ 750,000,000 for the 2055 Notes

Price to Public:

2028 Notes:	99.954% of the principal amount of the 2028 Notes, plus accrued interest, if any, from June 20, 2025.

2031 Notes:	99.807% of the principal amount of the 2031 Notes, plus accrued interest, if any, from June 20, 2025.

2035 Notes:	99.871% of the principal amount of the 2035 Notes, plus accrued interest, if any, from June 20, 2025.

2055 Notes:	98.994% of the principal amount of the 2055 Notes, plus accrued interest, if any, from June 20, 2025.

Purchase Price by Underwriters:

2028 Notes:	99.704% of the principal amount of the 2028 Notes, plus accrued interest, if any, from June 20, 2025, if settlement occurs after that date.

2031 Notes:	99.457% of the principal amount of the 2031 Notes, plus accrued interest, if any, from June 20, 2025, if settlement occurs after that date.

2035 Notes:	99.421% of the principal amount of the 2035 Notes, plus accrued interest, if any, from June 20, 2025, if settlement occurs after that date.
2055 Notes:	98.244% of the principal amount of the 2055 Notes, plus accrued interest, if any, from June 20, 2025, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), June 20, 2025.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank Trust Company, National Association, as Trustee.

Maturity:

2028 Notes:	June 15, 2028

2031 Notes:	January 15, 2031

2035 Notes:	June 15, 2035

2055 Notes:	June 15, 2055

Interest Rate:

2028 Notes:	4.400%

2031 Notes:	4.650%

2035 Notes:	5.300%

2055 Notes:	5.950%

Interest Payment Dates:

2028 Notes:	June 15 and December 15, commencing December 15, 2025

2031 Notes:	January 15 and July 15, commencing January 15, 2026

2035 Notes:	June 15 and December 15, commencing December 15, 2025

2055 Notes:	June 15 and December 15, commencing December 15, 2025

Optional Redemption:

The 2028 Notes, the 2031 Notes, the 2035 Notes and the 2055 Notes are redeemable by the Company, in whole or in part and at any time on not less than 10 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities, except that the requirement to deliver an opinion of counsel to the trustee stating that after the 91st day following the deposit, the deposited funds will not be subject to the effect of any applicable bankruptcy law, will not be applicable to the Designated Securities.

Closing Date, Time and Location:

June 20, 2025, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2028 Notes, the 2031 Notes, the 2035 Notes and the 2055 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, New York 10036

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Fax: 212-901-7881

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Syndicate Registration

Fax: 646-834-8133

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: (646) 291-1469

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated June 17, 2025 relating to the 2028 Notes, the 2031 Notes, the 2035 Notes and the 2055 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-270279

June 17, 2025

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated June 17, 2025

$500,000,000 4.400% NOTES DUE JUNE 15, 2028

$750,000,000 4.650% NOTES DUE JANUARY 15, 2031

$1,000,000,000 5.300% NOTES DUE JUNE 15, 2035

$750,000,000 5.950% NOTES DUE JUNE 15, 2055

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-270279)

Trade Date:	June 17, 2025

Settlement Date (T+2)**:	June 20, 2025

Maturity Date:	June 15, 2028 (the “2028 Notes”) January 15, 2031 (the “2031 Notes”) June 15, 2035 (the “2035 Notes”) June 15, 2055 (the “2055 Notes”)

Principal Amount Offered:	$500,000,000 (2028 Notes) $750,000,000 (2031 Notes) $1,000,000,000 (2035 Notes) $750,000,000 (2055 Notes)

Price to Public (Issue Price):	99.954% of the Principal Amount (2028 Notes) 99.807% of the Principal Amount (2031 Notes) 99.871% of the Principal Amount (2035 Notes) 98.994% of the Principal Amount (2055 Notes)

Net Proceeds (After Underwriting Discount, Before Expenses) to Issuer:

$498,520,000 (99.704% of the Principal Amount) (2028 Notes)

$745,927,500 (99.457% of the Principal Amount) (2031 Notes)

$994,210,000 (99.421% of the Principal Amount) (2035 Notes)

$736,830,000 (98.244% of the Principal Amount) (2055 Notes)

Interest Rate:	4.400% (2028 Notes) 4.650% (2031 Notes) 5.300% (2035 Notes) 5.950% (2055 Notes)

Interest Payment Dates:

June 15 and December 15, commencing December 15, 2025 (2028 Notes)

January 15 and July 15, commencing January 15, 2026 (2031 Notes)

June 15 and December 15, commencing December 15, 2025 (2035 Notes)

June 15 and December 15, commencing December 15, 2025 (2055 Notes)

Regular Record Dates:	June 1 and December 1 (2028 Notes) January 1 and July 1 (2031 Notes) June 1 and December 1 (2035 Notes) June 1 and December 1 (2055 Notes)

Benchmark Treasury:	T 3.875% due June 15, 2028 (2028 Notes) T 4.000% due May 31, 2030 (2031 Notes) T 4.250% due May 15, 2035 (2035 Notes) T 4.625% due February 15, 2055 (2055 Notes)

Benchmark Treasury Price / Yield:	99-30 / 3.897% (2028 Notes) 100-01+ / 3.989% (2031 Notes) 98-26+ / 4.397% (2035 Notes) 95-21+ / 4.903% (2055 Notes)

Spread to Benchmark Treasury:	+ 52 basis points (2028 Notes) + 70 basis points (2031 Notes) + 92 basis points (2035 Notes) + 112 basis points (2055 Notes)

Re-offer Yield:	4.417% (2028 Notes) 4.689% (2031 Notes) 5.317% (2035 Notes) 6.023% (2055 Notes)

Optional Redemption Provisions:

Prior to May 15, 2028 (one month prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points (2028 Notes); par call on or after May 15, 2028 (2028 Notes).

Prior to December 15, 2030 (one month prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after December 15, 2030 (2031 Notes).

Prior to March 15, 2035 (three months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after March 15, 2035 (2035 Notes).

Prior to December 15, 2054 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after December 15, 2054 (2055 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day Count:	30/360

CUSIP / ISIN:	91324P FN7 / US91324PFN78 (2028 Notes) 91324P FP2 / US91324PFP27 (2031 Notes) 91324P FQ0 / US91324PFQ00 (2035 Notes) 91324P FR8 / US91324PFR82 (2055 Notes)

Joint Book-Running Managers:	BofA Securities, Inc. Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.
**

We expect that delivery of the Notes will be made against payment therefor on or about June 20, 2025, which will be the second business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

*  *  *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at (800) 294-1322, Barclays Capital Inc. toll-free at (888) 603-5847, Citigroup Global Markets Inc. toll-free at (800) 831-9146 or J.P. Morgan Securities LLC at (212) 834-4533.

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